Fusion Reports First Quarter 2009 Results

NEW YORK, May 15, 2009 - Fusion (Amex: FSN) today announced financial results for the quarter ended March 31, 2009.

Fusion reported Consolidated Revenues of $9.0 million for the quarter ended March 31, 2009. This represented a decrease of 20% compared to revenues of $11.2 million for the quarter ended March 31, 2008, and excluded revenues of $0.3 million from the Consumer segment which has now been reclassified to discontinued operations. Prior to the reclassification, the year over year revenue decrease was 19%. The change over the prior period was primarily attributable to a decrease in the Carrier segment; however, the Company's Corporate segment increased 252% from the first quarter of 2008.

Consolidated Gross Margin after the reclassification decreased to 5.9% for the first quarter of 2009, compared to 6.5% for the first quarter of 2008. Prior to the reclassification, the Consolidated Gross Margin was 6.3% for the first quarter of 2009 compared to 7.1% for the first quarter of 2008.

Selling, General and Administrative costs improved $0.5 million, or 16% for the first quarter of 2009 compared to the first quarter of 2008. The improvement was primarily attributable to the Company's continuing focus on cost-containment and efforts to maximize the infrastructure efficiencies that have been ongoing for the past year.

For the quarter ended March 31, 2009, Adjusted EBITDA loss (earnings before interest, taxes, depreciation, amortization, and specific non-recurring and non-cash adjustments) increased $0.2 million, or 13%, to ($1.9) million, compared to Adjusted EBITDA of ($1.7) million for first quarter ended 2008.

Fusion also reported an increase in Net Loss applicable to Common Stockholders of ($3.2 million) or ($0.07) per share quarter ended March 31, 2009, compared to a Net Loss applicable to Common Stockholders of ($2.5) million or ($0.08) per share for the quarter ended March 31, 2008. The primary reason for this increase was that in the first quarter of 2008 there was a gain on debt forgiveness of $0.6 million. Excluding that gain, the Net Loss applicable to Common Shareholders in the first quarter of 2008 would have also been ($3.2 million), representing no significant change in the year over year comparison.

As of March 31, 2009, the Company had current assets of $2.5 million compared to $4.2 million as of December 31, 2008. The decrease was primarily a result of a decrease in Accounts Receivable due to early receipt in the first quarter of 2008 of certain receivables. Total Liabilities and Stockholders' equity (deficit) at March 31, 2009 was ($7.2) million deficit, compared to ($9.5) million deficit as of December 31, 2008. The primary reason for the change was the increase in the accumulated deficit of $(3.0) million, offset by additional equity investments of $0.7 million.

Commenting on the results, Matthew Rosen, Chief Executive Officer of Fusion, said, "Since the beginning of 2009, Fusion has successfully raised an additional $2.4 million, but continued to experience working capital and resource constraints, which, along with current global economic conditions, negatively impacted the Company's first quarter financial results. Additionally, the first quarter of 2009 has been one of change for Fusion, as we finalized our plans to exit the Consumer business and restructure the Company. With the restructuring largely behind us, our primary focus is continuing to drive the growth of the corporate and carrier business segments and secure the capital necessary to implement our business plan. With this focus, we look forward to improved financial results in the coming quarters."

Use of Non-GAAP Financial Measures:

The Company believes that EBITDA (earnings before interest, taxes, depreciation and amortization) is useful to investors because it is commonly used in the communications industry to analyze companies on the basis of operating performance and leverage. The Company also believes that EBITDA provides investors with a measure of the Company's operational and financial progress that corresponds with the measurements used by management as a basis for allocating resources and making other operating decisions. Adjusted EBITDA provides an adjusted view of EBITDA that takes into account certain significant nonrecurring transactions, such as impairment losses associated with divested businesses and forgiveness of debt, which vary significantly between periods and are not recurring in nature. Although the Company uses Adjusted EBITDA as one of several financial measures to assess its operating performance, its use is limited as it excludes certain significant operating expenses. EBITDA and Adjusted EBITDA are not intended to represent cash flows for the period presented, nor have they been presented as an alternative to operating income or as an indicator of operating performance and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with Generally Accepted Accounting Principles (GAAP). Consistent with the SEC Regulation G, the non-GAAP measures in this press release have been reconciled to the nearest GAAP measure, which can be viewed under the heading "Reconciliation of Net Income (Loss) to Adjusted EBITDA", immediately following the Consolidated Statements of Operations included in this press release.

Earnings Conference call

The Company will host a conference call to discuss its financial results at 1:00 P.M. ET today. The conference call can be accessed by dialing 877-604-9668. A replay of the call will be available through May 18, 2009. To listen to the replay, please call 888-203-1112 (Domestic) or 719-457-0820 (International). To access the replay, users will need to enter the following passcode: 8389574. The call will be available live on the Internet at http://www.fusiontel.com. The online archive of the web cast will be available for one year following the call.

Statements in this Press Release that are not purely historical facts, including statements regarding Fusion's beliefs, expectations, intentions or strategies for the future, may be "forward-looking statements" under the Private Securities Litigation Reform Act of 1995. All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the plans, intentions and expectations reflected in or suggested by the forward-looking statements. Such risks and uncertainties include, among others, introduction of products in a timely fashion, market acceptance of new products, cost increases, fluctuations in and obsolescence of inventory, price and product competition, availability of labor and materials, development of new third-party products and techniques that render Fusion's products obsolete, delays in obtaining regulatory approvals, potential product recalls, securing necessary funding and litigation. Risk factors, cautionary statements and other conditions which could cause Fusion's actual results to differ from management's current expectations are contained in Fusion's filings with the Securities and Exchange Commission and available through http://www.sec.gov.

FUSION TELECOMMUNICATIONS INTERNATIONAL, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENT OF OPERATIONS

	Three Months Ended March 31,
	2009	2008

Revenues	$9,002,300	$11,207,002
Operating expenses:
Cost of revenues	8,467,891	10,481,360
Depreciation and amortization	489,471	447,680
Selling, general and administrative expenses	2,470,280	2,953,464
Advertising and Marketing	7,496	11,452
Total operating expenses	11,435,138	13,893,956
Operating loss	(2,432,838)	(2,686,954)

Other income (expense)
Interest income (expense), net	(95,781)	(15,659)
Gain (loss) on debt forgiveness	—	634,991
Gain (loss) on sale of investment in Estel	—	—
Loss from investment in Estel	—	—
Other	2,215	(1,237)
Total other income (expense)	(93,566)	618,095
Loss from continuing operations	(2,526,404)	(2,068,859)

Income (loss) from discontinued operations	(479,811)	(294,130)

Net loss	$(3,006,215)	$(2,362,989)

Losses applicable to common stockholders
Loss from continuing operations	$(2,526,404)	$(2,068,859)
Preferred stock dividends in arrears	(157,710)	(159,462)
Net loss applicable to common stockholders
from continuing operations	(2,684,114)	(2,228,321)
Income from discontinued operations	(479,811)	(294,130)
Net loss applicable to common stockholders	$(3,163,925)	$(2,522,451)
Basic and diluted net loss per common share:
Loss from continuing operations	$(0.06)	$(0.07)
Income (loss) from discontinued operations	$(0.01)	$(0.01)
Net loss applicable to common stockholders	$(0.07)	$(0.08)
Weighted average shares outstanding
Basic and diluted	47,880,802	32,818,945

FUSION TELECOMMUNICATIONS INTERNATIONAL, INC. AND SUBSIDIARIES CONSOLIDATED BALANCE SHEET

	March 31, 2009	December 31, 2008
ASSETS
Current assets
Cash and cash equivalents	$241,664	$427,433
Accounts receivable, net of allowance	1,746,056	3,240,670
Prepaid expenses and other current assets	311,000	261,863
Assets held for sale	72,286	—
Assets of Discontinued Operations	135,785	302,533
Total current assets	2,506,791	4,232,499
Property and equipment, net	3,325,598	3,829,669

Other assets
Security deposits	51,042	50,241
Restricted cash	416,566	416,566
Intangible assets, net	807,773	810,908
Other assets	50,852	127,908
Total other assets	1,326,233	1,405,623
TOTAL ASSETS	$7,158,622	$9,467,791

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current Liabilities
Long-term debt, current portion	$3,522,992	$2,362,992
Capital and equipment financing lease obligations, current portion	126,502	122,960
Accounts payable and accrued expenses	9,438,723	10,039,015
Liabilities of discontinued operations	226,116	261,972
Total current liabilities	13,314,333	12,786,939

Long-term liabilities
Other long-term liabilities	911,190	1,445,431
Total long-term liabilities	911,190	1,445,431

Stockholders' equity
Preferred stock, Class A-1, A-2, A-3 & A-4	80	80
Common stock	499,689	457,500
Capital in excess of par value	125,046,272	124,384,568
Accumulated deficit	(132,612,942)	(129,606,727)
Total stockholders' equity	(7,066,901)	(4,764,579)
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$7,158,622	$9,467,791

FUSION TELECOMMUNICATIONS INTERNATIONAL, INC. AND SUBSIDIARIES
RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA

	Three Months Ended
	March 31,
	2009	2008

Net loss	$(3,006,215)	$(2,362,989)

Income from discontinued operations	479,811	294,130
Loss from continuing operations	(2,526,404)	(2,068,859)
Adjustments:
Interest (income) expense, net	95,781	15,659
Depreciation and amortization	489,471	447,680
EBITDA	(1,941,152)	(1,605,520)
Adjustments:
(Gain) loss on settlements of debt	—	(634,991)
(Gain)/loss on disposal of fixed assets	—	537
Communication charges	—	361,119
Other taxes	33,846	108,131
Non cash compensation	34,945	114,347
Adjusted EBITDA	$(1,872,361)	$(1,656,377)

FUSION CONTACT:
Philip Turits, Treasurer
212-201-2407
pturits@fusiontel.com

Damon Testaverde, Managing Director
Network Financial Securities
732-758-9001
ddtestaverde@netw1.com